Exhibit 99.1

Ivanhoe Energy to file a notice of intention to make a proposal under the Bankruptcy and Insolvency Act (Canada)

VANCOUVER, Feb. 20, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) today announced that, with the authorization and approval of its board of directors, the company has made a determination to file a Notice of Intention to Make a Proposal (Notice of Intention) pursuant to the provisions of Part III of the Bankruptcy and Insolvency Act (BIA) (Canada).

Pursuant to the Notice of Intention, Ernst & Young Inc. (EY) has been appointed as the trustee in the company's proposal proceedings (the Proposal Trustee) and in that capacity will monitor and assist the company in its restructuring efforts.

It was determined by the company's board of directors that as a result of the company's current financial situation, seeking protection under the BIA would be in the best interests of the company and all of its stakeholders. While under BIA protection, the company will continue with its efforts to pursue strategic alternatives, including restructuring its existing debt obligations and pursuing the sale of assets.

A Notice of Intention is the first stage of a restructuring process under the BIA, which permits the company to pursue a restructuring of its financial affairs, through a formal Proposal process. The filing of the Notice of Intention has the effect of imposing an automatic stay of proceedings (Stay) that will protect the company and its assets from the claims of creditors and others while the company pursues this objective. The initial Stay period of 30 days can be extended to a maximum six months, during which time the company will assess its ability to present a viable Proposal to its creditors.

The company continues to be actively engaged in discussions with various stakeholders to recapitalize the company. Strategic and financial alternatives under consideration are focused on relieving the financial burden of the company's current debt structure and obtaining additional financing necessary to fund ongoing operations. There can be no assurance that the current process will result in a transaction or, if a transaction is undertaken, that it will be successfully concluded in a timely manner or at all.  Failure by the company to achieve its financing and restructuring goals through an approved Proposal would result in the company becoming bankrupt.

All inquiries regarding the BIA proceedings should be directed to the Proposal Trustee at +1-403-206-5003. Court materials and other information about the BIA proceedings will be available on the Proposal Trustee's website at www.ey.com/ca/ivanhoeenergy.

Ivanhoe Energy is an independent international heavy-oil exploration and development company focused on pursuing long-term growth using advanced technologies, including its proprietary heavy-oil upgrading process (HTL®). For more information about Ivanhoe Energy Inc., please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements are disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 07:30e 20-FEB-15